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                                                                      Ex - 99.A


                              TRUSERV CORPORATION
                           8600 West Bryn Mawr Avenue
                            Chicago, Illinois 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 7, 1998

TO THE STOCKHOLDERS OF TRUSERV CORPORATION:

The Annual Meeting of Stockholders of TRUSERV CORPORATION, a Delaware Corporation, will be held at TruServ Corporation, 8600 W. Bryn Mawr Avenue, Room 17N, Chicago, Illinois 60631, Tuesday, April 7, 1998, at the hour of 10:00 in the morning, local time, for the following purposes:

        1.      To elect six Directors to serve for a term of three years;

        2. To approve the proposed amendment to the Company's Certificate of Incorporation;

        3. To approve the appointment of Ernst & Young, independent public accountants, as auditors of the Company for fiscal year 1998; and

        4. To consider and act upon such further business as may properly come before the meeting or any adjournments thereof.

Election of Directors. The Nominating Committee and the Board of Directors have nominated for election six (6) nominees listed below, each to hold office for a term of three (3) years and until his/her successor is elected and qualified:

                         J.W. (Bill) Blagg
                         Daniel A. Cotter
                         Jay B. Feinsod
                         Dennis A. Swanson
                         John M. (Mitch) West, Jr., and
                         Barbara B. Wilkerson

The shares represented by the Proxy solicited by the Board of Directors will be voted in favor of the election of the above-named nominees unless authority is expressly withheld.

The Board of Directors knows of no reason why any nominee for Director will be unable to serve if elected. If any nominee shall become unavailable for election, it is intended that such shares shall be voted for the election of a substitute nominee selected by the persons named as proxies on the enclosed Proxy Ballot.

        YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES PRESENTED.
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Proposed Amendment to the Company's Certificate of Incorporation. The amendment to the Company's Certificate of Incorporation proposes to permit the Board of Directors to provide for optional redemption of nonqualified B Stock upon terms and conditions as may be specified in the By-Laws from time to time.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION.

Appointment of Independent Public Accountants. The Board recommends that you vote FOR the approval of the appointment of Ernst & Young, independent public accountants, as auditors for the Company for the fiscal year ending December 31, 1998. The shares represented by the proxy solicited by the Board of Directors will be voted in favor of the approval of Ernst & Young as auditors for fiscal year 1998 unless a contrary decision is made.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1998.

Only holders of record of the Class A Common Stock of the Company at the close of business on February 13, 1998, will be entitled to notice of, and to vote at, the Annual Meeting. The Proxy solicited by the Board will be voted in favor of all proposals unless a contrary decision is made, and of all other matters to properly come before the meeting, or any adjournments thereof, in the discretion of the Proxies therein.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON ARE ASKED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED, STAMPED ENVELOPE, ADDRESSED TO TRUSERV CORPORATION, C/O HARRIS TRUST AND SAVINGS, P.O. BOX 1878, CHICAGO, ILLINOIS 60690.

                             YOUR VOTE IS IMPORTANT

               YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY
               WITHOUT DELAY, TO INSURE ITS ARRIVAL IN TIME FOR THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM
               AT THE MEETING.

                                        By Order of the Board of Directors

                                        /s/ Daniel T. Burns
                                        -------------------
                                        Daniel T. Burns, Secretary

Chicago, Illinois
Date of Mailing: March 3, 1998